Exhibit 10.34


                                AMENDMENT TO
                   NON-QUALIFIED STOCK OPTION AGREEMENTS
        DATED MAY 31, 1993, DECEMBER 31, 1993 AND DECEMBER 31, 1994

    The Stock Option Agreements issued pursuant to the RJR Nabisco Holdings Corp. 1990 Long Term Incentive Plan and dated May 31, 1993, December 31, 1993 and December 31, 1994, respectively, (collectively, "the Agreements") by and between Charles M. Hatper (the "Optionee"), and RJR Nabisco Holdings Corp. (the "Company") are hereby amended to provide that the Option under the Agreement shall immediately become fully exercisable in the event of the Optionee's retirement pursuant to the terms of Section 5 of the Optionee's Employment agreement dated the 27th day of May 1993 by and among the Company, RJR Nabisco, Inc. and the Optionee.

    In addition, pursuant to the action of the Company on January 20, 1994 making all vested options exercisable for 15 years after the Grant Date for any termination of employment except for a termination of employment for Cause, Section 2.2 of the applicable Agreements is hereby amended to remove the special expiration periods for termination of employment due to a termination without Cause or a termination by reason of retirement or permanent disability.

                                   RJR Nabisco Holdings Corp.

                                   By: /s/
                                       -----------------------------
                                       Authorized Signatory



/s/  Charles M. Harper
----------------------
Charles M. Harper

Dated:  4/13/95